Exhibit 21.1

Subsidiaries of Penn Virginia Resource Partners, L.P.

Name	Jurisdiction of Organization
Penn Virginia Operating Co., LLC	Delaware
Fieldcrest Resources LLC	Delaware
K Rail LLC	Delaware
Loadout LLC	Delaware
Toney Fork LLC	Delaware
Suncrest Resources LLC	Delaware
Wise LLC	Delaware
Coal Handling Solutions LLC	Delaware
Kingsport Handling LLC	Delaware
Kingsport Services LLC	Delaware
Maysville Handling LLC	Delaware
Covington Handling LLC	Delaware
PVR Midtsream LLC	Delaware
PVR Gas Resources, LLC	Delaware
Connect Energy Services LLC	Delaware
Connect Gas Gathering LLC	Delaware
Connect Gas Pipeline LLC	Delaware
Connect NGL Pipeline LLC	Delaware
PVR Cherokee Gas Processing LLC	Oklahoma
PVR East Texas Gas Processing LLC	Delaware
PVR Gas Pipeline LLC	Delaware
PVR Gas Processing LLC	Oklahoma
PVR Hamlin I LLC	Delaware
PVR Hamlin II LLC	Delaware
PVR Hamlin, L.P.	Delaware
PVR Hydrocarbons LLC	Oklahoma
PVR Laverne Gas Processing LLC	Oklahoma
PVR Natural Gas Gathering LLC	Oklahoma
PVR Oklahoma Natural Gas Gathering LLC	Oklahoma